[LETTERHEAD OF THE WALT DISNEY COMPANY]

                                                                   EXHIBIT 10(d)


As of May 5, 1995



Mr. Stephen F. Bollenbach
10400 Fernwood Drive
Washington, D.C.


                Amended and Restated Award of Restricted Stock
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Dear Mr. Bollenbach:

We are pleased to confirm to you that, subject to the restrictions described below, you have been awarded 150,000 shares of the Common Stock of The Walt Disney Company (the "Company"), par value $0.025 per share (the "Restricted Shares"). This letter will confirm the following agreement between you and the Company with respect to this award of Restricted Shares.

     1.     Payment.  Concurrently with your countersignature and return of
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this letter, you will deliver to the Company a payment of $3,750 in consideration of the grant of the Restricted Shares, representing the aggregate par value of the Restricted Shares.

     2.     Restriction on Transfer; Risk of Forfeiture.
            -------------------------------------------

     (a)    No Transfer.  Except as provided in Section 7, none of the
            -----------
Restricted Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered unless and until such shares become unrestricted.

     (b)    Performance-Based Restricted Shares.  One-third or 50,000 shares
            -----------------------------------
of the Restricted Stock (hereinafter referred to as the "Performance Based Restricted Shares") shall vest and become unrestricted in and, except as provided in Section 4, only if (i) the required certification is made under the 1996 Cash Bonus Plan for Eligible Executive Officers of DC Holdco, Inc. (the "1996 Bonus Plan") that the Performance Target (as defined in the 1996 Bonus
Plan) established with respect to you under the 1996 Bonus Plan has been met, or
(ii) the required certification is made under any subsequently adopted annual cash

[LOGO OF THE WALT DISNEY COMPANY]

Mr. Stephen F. Bollenbach
As of May 5, 1995
Page 2


bonus plan that meets the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code (a "Successor Bonus Plan") that the performance target(s) established with respect to you, if any, under any such Successor Bonus Plan have been met for the 1997 or 1998 fiscal year.

     (c)    Other Restricted Shares.  Subject to the provisions of Section 3,
            -----------------------
the remaining 100,000 Restricted Shares shall vest and become unrestricted as determined pursuant to the following schedule or at such earlier date as such restrictions shall otherwise lapse under the provisions of Section 4:

            Date Shares Become Unrestricted       Number of Shares
            -------------------------------       ----------------

                    October 29, 1997                   50,000
                    October 29, 1998                   50,000

For purposes of this letter, the period during which the Restricted Shares remain subject to the restrictions set forth in this Section 2 shall be called the "Restricted Period."

     (d) All certificates representing Restricted Shares shall be issued in your name and delivered to you and returned by you to remain in the physical custody of the Company during the Restricted Period or until such time as any transfer restrictions hereunder otherwise terminate as provided herein. Each such certificate shall bear a legend in substantially the following form:

            "The transfer of these securities is subject to restrictions set forth in a certain Amended and Restated Restricted Stock Award Agreement, dated as of May 5, 1995, a copy of which is available for inspection at the office of the Secretary of the Corporation."

Any purported transfer of any Restricted Shares in contravention of the terms, conditions and restrictions set forth in this letter, irrespective of whether the certificate representing such Shares contains the legend set forth above, shall be ineffective, and any disposition of such Restricted Shares purported to be effected thereby shall be void.

     3.(a)  Forfeiture of Restricted Shares upon Voluntary Termination or
            -------------------------------------------------------------
Termination for Cause. Except as provided in paragraph 4 below, if (i) you
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voluntarily terminate your employment with the Company, or (ii) your employ-

[LOGO OF THE WALT DISNEY COMPANY]

Mr. Stephen F. Bollenbach
As of May 5, 1995
Page 3


ment is terminated by the Company for Cause (as hereinafter defined) prior to the end of the Restricted Period, the Restricted Shares then still subject to the restrictions set forth in Section 2 shall be forfeited and revert back to the Company without any payment to you. For purposes of this letter, "Cause" means (i) your conviction of a felony or a crime involving moral turpitude; (ii) your willful or repeated failure to perform substantially the duties and responsibilities of your position, after receipt of written notice from the Company of such failure; or (iii) your engaging in willful, intentional or reckless misconduct or gross negligence that is seriously detrimental to the business or reputation of the Company.

     (b)    Forfeiture of Performance-Based Restricted Shares upon Failure to
            -----------------------------------------------------------------
Meet Performance Target(s).  Except as provided in Section 4 below, the 50,000
--------------------------
Performance-Based Restricted Shares shall be forfeited and revert back to the Company without any payment to you on December 31, 1996 unless either (i) the applicable Performance Target under the 1996 Bonus Plan has been met and duly certified as provided therein, or (ii) a Successor Bonus Plan for fiscal years beginning on or after October 1, 1996 has been adopted by the Company or DC Holdco, Inc. If the Performance-Based Restricted Shares remain unvested after December 31, 1996, they shall be forfeited and revert back to the Company without payment to you (i) upon the failure of the shareholders to approve the Successor Bonus Plan at the shareholder's meeting at which such plan is first considered or (ii) on December 31, 1998, unless the Performance-Based Restricted Shares have earlier become unrestricted pursuant to Section 2.

     4.     Vesting Upon Death, Disability, Termination by the Company Without
            ------------------------------------------------------------------
Cause or Voluntary Termination for Good Reason. If your employment with the
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Company terminates due to (i) your death, (ii) your illness or disability which has incapacitated you from performing your duties for six consecutive months as determined in good faith by the Company's Chief Executive Officer, (iii) a termination by the Company other than for Cause or (iv) a Voluntary Termination for Good Reason (as defined below), the Restricted Period shall immediately and automatically lapse, without further action by the Company, on the date of such termination as to any Restricted Shares then still subject to the restrictions set forth in Section 2; provided that if the termination occurs prior to the
                        --------
certification required under Section 2 for a reason specified in clause (iii) or
(iv) above, the vesting of the 50,000 Performance-Based Restricted Shares shall not occur unless and until the certification required under Section 2 is made for the fiscal year in which such termination of employment occurs. If such

[LOGO OF THE WALT DISNEY COMPANY]

Mr. Stephen F. Bollenbach
As of May 5, 1995
Page 4


certification is not made by the December 31st first following the end of the fiscal year in which such termination of employment occurs, the Performance-Based Restricted Shares shall then be forfeited and revert back to the Company without payment to you.

     For purposes of this letter, a "Voluntary Termination for Good Reason"
                                     -------------------------------------
means any voluntary resignation by you within 120 days following the occurrence of any of the following events without your prior written consent: (i) you do not serve as Chief Financial Officer of the Company; (ii) you do not report to the Company's Chief Executive Officer; or (iii) your principal place of employment is relocated to a location other than the Company's corporate headquarters complex or a nearby complex housing other senior executives of the Company or its affiliates.

     5.     Change in Control.  Notwithstanding any other provision of this
            -----------------
letter to the contrary, the Restricted Period shall lapse in the event the Company enters into an agreement pursuant to which either the Company or all or substantially all of its assets are to be sold or combined with another entity (regardless of whether or not such sale or combination is subject to the satisfaction of conditions precedent or subsequent) and, as a consequence thereof, the market for public trading of the Company's Common Stock would, or could reasonably be expected to be, eliminated or materially impaired.

     6.     Rights as a Stockholder.  Subject to the provisions of Sections 2
            -----------------------
and 3 hereof, you shall have all the rights of a stockholder with respect to your Restricted Shares, including the right to vote the shares and to receive dividends.

     7.     Conversions and Property Distributions.  In the event your
            --------------------------------------
Restricted Shares are exchanged for or converted into securities other than Common Stock or in the event that any distribution is made with respect to such Restricted Shares either in Common Stock or in other property (other than cash), the securities or other property (other than cash) that you receive shall be subject to the same restrictions as apply to your Restricted Shares.

     8.     Withholding.  As a condition to receiving any share certificate
            -----------
without the legend and the vesting of any shares, you shall be required to pay or to provide (to the Company's satisfaction), in accordance with the terms of the Company's 1987 Stock Incentive Plan, as amended (the "Stock Plan"), for any and all applicable Federal, state or local withholding taxes.

[LOGO OF THE WALT DISNEY COMPANY]

Mr. Stephen F. Bollenbach
As of May 5, 1995
Page 5


     9.     No Right to Continued Employment.  This letter is not an employment
            --------------------------------
contract, and nothing in this letter shall be deemed to confer on you any right to continue in the employ of the Company or any of its subsidiaries, or to interfere with or limit in any way the right of the Company or any of its subsidiaries to terminate such employment at any time.

     10.    Governing Law.  This letter shall be construed and enforced in
            -------------
accordance with, and governed by, the internal laws of the State of California.

     11.    Waiver and Amendment.  This letter may not be modified or amended,
            --------------------
and any provision hereof may not be waived, except pursuant to a written agreement signed by the Company and you. Any such modification, amendment or waiver signed by, or binding upon, you shall be valid and binding upon any and all persons or entities who may, at any time, have or claim any rights under or pursuant to this letter in respect of the Restricted Shares. No waiver of any breach or default hereunder shall be deemed a waiver of any subsequent breach or default of the same or similar nature. This letter supersedes in its entirety the letter agreement between us captioned "Award of Restricted Stock," dated May 5, 1995.

Please sign one of the two copies of this letter where indicated below and return it to me at your earliest convenience. Please retain the other copy of this letter for your records.

THE WALT DISNEY COMPANY


By: /s/ SANFORD M. LITVACK
    ----------------------------
    Name:
    Title:

ACCEPTED AND AGREED TO:

/s/ STEPHEN F. BOLLENBACH
--------------------------------
    Stephen F. Bollenbach